Form 10KSB, Exhibit 13
period 1998-12-31
FIRST FINANCIAL CORP / TN
filed 1999-03-24
CIK 878967

                                  EXHIBIT 13.1

                                   PORTIONS OF
                        ANNUAL REPORT TO SECURITY HOLDERS
                              INCORPORATED INTO THE
                        1998 ANNUAL REPORT ON FORM 10-KSB
                            (OMITTED IN PAPER COPIES)

                                  EXHIBIT 13.1

                        ANNUAL REPORT TO SECURITY HOLDERS

         Portions of the Annual Report to security holders for the fiscal year ended December 31, 1998, are incorporated herein by reference as set forth in this Annual Report on Form 10-KSB. These portions are "Selected Financial Data," "Management's Discussion and Analysis or Plan of Operation," and the Company's Consolidated Financial Statements for the year ended December 31, 1998. This
Exhibit is omitted in the paper copy.